                                                                   Exhibit 10.36


                  TENNECO AUTOMOTIVE INC. STOCK OWNERSHIP PLAN

              BOARD OF DIRECTORS PERFORMANCE SHARE AWARD AGREEMENT



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Participant

Pursuant to the provisions of the Tenneco Automotive Inc. Stock Ownership Plan, you were granted an Award of ______ Performance Shares, on ("Grant Date"). The Restricted Period applicable to the Award begins on the Grant Date and ends on ______________, being at least six months after the Grant Date, subject to the performance targets identified on Exhibit A. The performance targets may be adjusted by the Compensation/Nominating/Governance Committee to reflect the effects of any Corporate Transaction to the extent allowed by Internal Revenue Code Sec. 162(m) and the regulations thereunder. During the Restricted Period, and until all conditions imposed on the shares are satisfied, the Performance Shares are restricted in that they may not be sold, transferred, pledged or otherwise encumbered, or disposed of, by you. However, you will be entitled to receive payments, equivalent in timing and amount to the dividends paid on the Common Stock of Tenneco Automotive Inc., ("Common Stock"), as if each Performance Share represented one full share of Common Stock, as long, during the Restricted Period, as you continue as a member of the Board of the Tenneco Automotive Inc. Companies. Such payments may be in the form of additional Performance Shares subject to the same restrictions as the original shares. If you remain a board member throughout the Restricted Period, and all the conditions are satisfied, or if your board membership terminates before the expiration of the Restricted Period as a result of your Retirement, Death, or Total Disability (all as defined in the Plan), the restrictions will lapse, and one share of Common Stock of Tenneco Automotive Inc., (or, in certain situations based upon country of residence, a cash equivalent payment) will be delivered to you or your beneficiary, for each Performance Share. Generally, if your board membership terminates for any other reason before the expiration of the Restricted Period, you will forfeit the Performance Shares unless the Committee determines otherwise. You agree that the term "Performance Shares" shall include any shares or other securities which you may receive or be entitled to receive as a result of the ownership of the original Performance Shares whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company, or the result of the merger or consolidation of the Company or sale of assets of the Company.

As a condition of this Award, you are required to execute the acknowledgement at the bottom of the enclosed copy of this Award notice and return the acknowledged copy of this Award notice to the Human Resources Department of Tenneco Automotive Inc. not later than thirty days from the Grant Date. The Performance Shares are transferable only by will, the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or by designation of beneficiary (enclosed). This Award is subject to all the definitions, terms and conditions of the Plan, a copy of which is enclosed. In the event of any discrepancy between the provisions of the Plan and this or any other communication regarding the Plan, the provisions of the Plan control.


ATTEST:


ACCEPTED:                                             TENNECO AUTOMOTIVE INC.



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Type or Print Legal Name                 Date         Sr. Vice President


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Signature                                             Corporate Secretary



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Social Security Number or National ID



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Street Address


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City/State/Zip/Country

                                    EXHIBIT A

              PERFORMANCE UNIT PERFORMANCE TARGETS 2002 - 2003 (1)
--------------------------------------------------------------------------------



2001 - 2003 (3)                 THRESHOLD (5)      TARGET (5)        MAXIMUM (5)
-----------                     ---------          ------            -------
Performance Year 2001:
EVA Improvement over
EVA for 2000 (2)                    $TBD              $TBD               $TBD

% of Units Earned                   8.3%              33.3%             50.0%
--------------------------------------------------------------------------------
Performance Year 2002:
EVA Improvement over
EVA for 2001 (2)                    $TBD              $TBD               $TBD

% of Units Earned                   8.3%              3.33%             50.0%
--------------------------------------------------------------------------------
Performance Year 2003:
EVA Improvement over
EVA for 2002 (2)                    $TBD              $TBD               $TBD

% of Units Earned                   8.4%              33.4%             50.0%
--------------------------------------------------------------------------------
Total 2001-2003
EVA Improvement (4)                 $TBD               $TBD              $TBD

% of Units Earned                    25%               100%              150%
--------------------------------------------------------------------------------



(1) In the event actual EVA improvement is greater than the "Threshold" level but less than the "Target" level for any Performance Year(s), the percentage of Performance Units earned for such Performance Year(s) shall be increased from the "Threshold" level (but not to or beyond the "Target" level) using linear interpolation to reflect the extent to which the difference between the "Threshold" and "Target" levels of EVA improvement had actually been achieved. In the event actual EVA improvement is greater than the "Target" level but less than the "Maximum" level for any Performance Year(s), the percentage of Performance Units earned for such Performance Year(s) shall be increased from the "Target" level (but not to or beyond the "Maximum" level) using linear interpolation to reflect the extent to which the difference between the "Target" and "Maximum" levels of EVA improvement had actually been achieved.

(2) The Performance Targets may be adjusted by the Compensation/Nominating/Governance Committee to reflect the effects of any corporate transaction to the extent allowed by Internal Revenue Code Sec. 162(m) and the regulations thereunder.

(3) "EVA" referenced in the table reflects the economic value added of the Company, as determined in accordance with the principles and procedures of Stern Stewart & Co., Inc. EVA shall be determined by the senior management of the Company, subject to the review and approval of the Committee and/or Board of Directors of the Company.

(4) Final shares earned will be based on the higher of units earned on an individual year basis or units earned on an accumulated three year basis.

(5) Threshold, Target and Maximum EVA improvement amounts are to be established by the Committee from time to time in the Committee's discretion. Such amounts shall be established for all grantees of Performance Unit awards granted as of the same date, as a group and not individually. The Committee's failure to establish such amounts shall not prejudice any grantee's right to receive payment in respect of an Award at the "Target" level under the circumstances described in the Award Agreement for the Award.